Exhibit 10.26.6

CONFIDENTIAL PORTIONS OF THIS DOCUMENT

HAVE BEEN REDACTED AND FILED SEPARATELY

WITH THE SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 6 TO LICENSING AGREEMENT

THIS AMENDMENT NO. 6 TO LICENSING AGREEMENT (this “Amendment”), by and between MedQuist Inc. (“MedQuist”), acting on behalf of its wholly owned subsidiaries (direct and indirect), and Philips Speech Recognition Systems GmbH (“PSP”), is effective as of January 1, 2007 (the “Effective Date”).  Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement (as that term is defined below).

BACKGROUND

WHEREAS, MedQuist and PSP entered into that certain Licensing Agreement dated as of May 22, 2000 (as amended by that certain Amendment No. 1 to Licensing Agreement dated as of January 1, 2002, that certain Amendment No. 2 to Licensing Agreement dated as of December 10, 2002 (“Amendment No. 2”), that certain Amendment No. 3 to Licensing Agreement dated as of August 10, 2003, that certain Amendment No. 4 to Licensing Agreement dated as of September 1, 2004 (“Amendment No. 4”), and that certain Amendment No. 5 to Licensing Agreement dated as of December 30, 2005 (“Amendment No. 5”) (as so amended, the “Agreement”)); and

WHEREAS, the parties desire to amend the Agreement as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually agreed and covenanted by and between the parties to this Amendment, as follows:

Article I

Amendment to Licensing Agreement

Paragraph 1.1.                                                                   The following paragraph of Section 2.1 of the Agreement shall be deleted in its entirety:

“During the Term, as long as MedQuist is full compliance with its obligations hereunder, Philips undertakes not to grant a license of the Licensed Product and Contexts, or similar products, to a competitor of MedQuist providing outsourced medical transcription services in the USA.  However, Philips explicitly reserves the right to license the Licensed Product, Contexts and similar products to others, such as, but not limited to distributors and third party endusers who wish to use such products (including SpeechMagic 3.0 and 3.1) for non-outsourced medical transcription or other services.  For purposes of this Agreement, the term “outsourced” means that the healthcare provider utilizes medical transcriptionists that are not engaged or employed by the healthcare provider nor his hospital organization (i.e., if a hospital records department or a doctor uses their own employees or independent contractors or so-called statutory employees for their own transcriptions and the transcription service is performed with technology owned by or licensed to the hospital or doctor, the service is not outsourced).”

Paragraph 1.2.                                                                   The following sentence of Section 2 of Amendment No. 1 shall be deleted in its entirety:

“The words “in the USA” in the first sentence of the second paragraph of Section 2.1 of the Original Licensing Agreement are hereby deleted and replaced with “in North America.  With respect to the Service Bureau Services, Philips hereby grants to MedQuist a right of first refusal for any sales opportunity that Philips has in North America to sell the Licensed Product to a third party for Service Bureau Services.”

Paragraph 1.3.                                                                   The following sentences of Section 3 of Amendment No. 4 shall e deleted in their entirety:

“MedQuist shall be entitled to continued exclusive use of the Licensed Product in North America pursuant to Section 2.1 of the Licensing Agreement through 2005 and thereafter for successive one (1) year periods so long as it pays (including pre-paid fees) the cumulative minimum License Fees to Philips as of the dates indicated below:

Year	Minimum Cumulative License Fees

2004	[***]
2005	[***]
2006	[***]
2007	[***]
2008	[***]

If the cumulative License Fees incurred and paid by MedQuist by December 20th of any given year set forth above fail to meet the minimum cumulative License Fee amount due by such time, MedQuist an make up this difference through the purchase of prepaid licenses.”

Paragraph 1.4.                                                                   Section 6.1 of the Agreement shall be amended and restated in its entirety as follows:

“In order that the relationship contemplated by this agreement shall be mutually advantageous, and in recognition of the particular expertise and commitment necessary to properly use and support the Licensed Product, MedQuist agrees during the Term to comply with the following requirements:  MedQuist shall (i) conduct business sin a manner that does not reflect negatively at any time on the good name, goodwill and reputation of Philips; (ii) avoid deceptive, misleading or unethical

 ***  Confidential material which has been omitted and filed separately with the Securities and Exchange Commission practices that are or might be determined to Philips, its product or the public; and (iii) make no false or misleading representations with regard to Philips or its products.  Furthermore, during the Term, MedQuist shall not use a competing Product (defined below) in production use to replace the Licensed Product in the DocQment Enterprise Platform unless MedQuist complies with the Philips Notification and Response Process (defined below).  “Competing Product” means a third party product competing with the Licensed Product; provided that the Licensed Product is competitive in technological performance and commercial terms and compared on a like-for-like basis, in light of current industry standards, with such third party product.  “Philips Notification and Response Process” means that prior to MedQuist replacing the Licensed Product in the DocQment Enterprise Platform with production use of a Competing Product, MedQuist shall inform Phillips in writing of its intentions with reasonably detailed reasons for such determination and shall give Phillips a minimum period of three (3) months from such notice to submit a technologically and commercially competitive offer before replacing the Licensed Product.”

Paragraph 1.5.                                                                   Effective as of the Effective Date, Schedule D to the Agreement shall be of no further force or effect. Notwithstanding anything in the Agreement to the contrary (including without limitation Sections 1 and 2 of Amendment No. 5), MedQuist shall, until the termination or expiration of the Agreement, pay PSP license fees for use of the Licensed Product in accordance with the following table:

ASR Lines in calendar month (“Subject Lines”)	ASR Line rate applicable to all Subject Lines
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For purposes of this Paragraph 1.5, the term “ASR Lines” shall be defined as the aggregate number of ASR lines processed by the Licensed Product as reported by MedQuist’s DocQment Enterprise Platform.  MedQuist shall provide PSP with no less than fifteen (15) days prior written notice

 ***  Confidential material which has been omitted and filed separately with the Securities and Exchange Commission of any change in the coursing algorithms or setting used to calculate ASR Lines.

For the avoidance of doubt, the following are illustrations of the license fees payable pursuant to the foregoing table:

Calendar month	Subject Lines	Applicable ASR Line rate	License fees payable to PSP for use of use of the Licensed Product
3/1/07 to 3/31/07	[***]	[***]	[***]
6/1/07 to 6/30/07	[***]	[***]	[***]
10/1/07 to 10/31/07	[***]	[***]	[***]

PSP shall be responsible for the maintenance and support of the Licensed Product until the termination or expiration of the Agreement.  In addition to PSP’s obligations with respect to new releases under the Agreement, if PSP releases a new version of SpeechMagic, PSP will ensure that MedQuist can migrate to the new release without a major disruption to MedQuist’s operations.

Subject to applicable laws, rules and regulations, including, without limitation, HIPAA, MedQuist will continue to supply voice and text files to PSP until the grant of the license under the Agreement expires.

Article II

MISCELLANEOUS

Paragraph 2.1.                                                                   Entire Agreement.  This Amendment contains the entire agreement and understanding between the parties with respect to the subject matter of provisions of the Agreement amended hereby.

Paragraph 2.2.                                                                   Full Force and Effect.  Except as modified by this Agreement, the Agreement shall remain in full force and effect unmodified.  To the extent the terms of the Agreement are inconsistent with the terms of this Amendment, the terms of this Amendment shall control.

Paragraph 2.3.                                                                   No Waiver.  Except as specifically set forth herein, the execution, delivery and performance of this Agreement shall not operate as a waiver of any right, power of remedy of the parties hereto under the Agreement and the related agreements executed in connection therewith or constitute a waiver of any provision thereof,

 ***  Confidential material which has been omitted and filed separately with the Securities and Exchange Commission

Paragraph 2.4.                                                                   Governing Law.  The Amendment shall be governed by the laws of the State of New York.

Paragraph 2.5.                                                                   Facsimile Signature; Counterparts.  This Agreement may be executed by facsimile and in two or more counterparts, each of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, MedQuist and PSP have executed this Amendment as of the dates set forth below by their duly authorized representatives.

MEDQUIST, INC.			PHILIPS SPEECH RECOGNITION SYSTEMS GMBH

By:	/s/ Linda L.E. Reino		By:	/s/ illegible
	Name:	Linda L.E. Reino		Name:
	Title:	C.O.O.		Title:	Managing Director

	February 13, 2007			January 31, 2007